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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No.'s 333-16801 and 333-43231) of Continucare Corporation and in the related Prospectuses and the Registration Statement (Form S-8 No. 333-44431) pertaining to the Continucare Corporation Amended and Restated 1995 Stock Option Plan of our report dated September 28, 1998, with respect to the consolidated financial statements of Continucare Corporation included in this Annual Report (Form 10-KSB) for the year ended June 30, 1998.



                                                       ERNST & YOUNG, LLP



Miami, Florida
October 9, 1998